Exhibit 2.3
Execution Version

STERICYCLE, INC.
___________________________________
FIRST AMENDMENT
Dated as of August 13, 2015
to
NOTE PURCHASE AGREEMENT
Dated as of October 22, 2012
___________________________________

Re:    2.68% Senior Notes, Series A, due December 12, 2019
and
3.26% Senior Notes, Series B, due December 12, 2022

3834415.03.03.doc
4170213

3834415.03.03.doc
4170213

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT
THIS FIRST AMENDMENT dated as of August 13, 2015 (the or this “Agreement”) to the Note Purchase Agreement referred to below is between STERICYCLE, INC., a Delaware corporation (the “Company”), and each of the institutions which is a signatory to this Agreement (collectively, the “Noteholders”).
RECITALS:
WHEREAS, the Company and each of the Noteholders have heretofore entered into the Note Purchase Agreement dated as of October 22, 2012 (the “Note Purchase Agreement”), pursuant to which the Company issued on or about October 22, 2012 (a) $125,000,000 aggregate principal amount of its 2.68% Senior Notes, Series A, due December 12, 2019 (the “Series A Notes”) and (b) $125,000,000 aggregate principal amount of its 3.26% Senior Notes, Series B, due December 12, 2022 (the “Series B Notes” and together with the Series A Notes, collectively, the “Notes”);
WHEREAS, the Company and the Noteholders now desire to amend the Note Purchase Agreement and the Notes in the respects, but only in the respects, hereinafter set forth;
WHEREAS, all capitalized terms used herein and not defined herein shall have the meaning specified in the Note Purchase Agreement;
WHEREAS, all requirements of law have been fully complied with and all other acts and things necessary to make this Agreement a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.
NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to effectiveness set forth in Section 3.1 hereof, and for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1.	AMENDMENTS.
Section 1.1.    The lead-in paragraph of Section 9.7 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“Section 9.7. Additional Subsidiary Guarantors. The Company will cause (i) each Material Subsidiary and (ii) any other Subsidiary which is required by the terms of the Bank Credit Agreement to become a party to, or otherwise guarantee, Debt in

Stericycle, Inc.        First Amendment

respect of the Bank Credit Agreement (other than, in each case of clauses (i) and (ii), any Excluded Subsidiary; provided, that no Subsidiary (other than those Subsidiaries described in clauses (a), (b) or (c) of the definition of “Excluded Subsidiary”) shall issue, Guarantee or incur any debt under the Bank Credit Agreement or any SIT Acquisition Debt unless such Subsidiary is also a Subsidiary Guarantor), to enter into the Subsidiary Guaranty and deliver to each of the holders of the Notes the following items (concurrently with the incurrence of any such obligation pursuant to the Bank Credit Agreement):
Section 1.2.    Section 9.7 is hereby amended by adding a paragraph (d) to read as follows:
“(d)    If at any time a Subsidiary Guarantor is or becomes an Excluded Subsidiary, the holders of the Notes agree to discharge and release such Subsidiary Guarantor from the Subsidiary Guaranty upon the written request of the Company, provided, that at the time of such release and discharge, the Company shall deliver a certificate of a Responsible Officer to the holders of the Notes stating that no Default or Event of Default exists or will exist upon such release and discharge, and the release shall be effective automatically and each holder of Notes shall promptly execute and deliver, at the sole cost and expense of the Company, such documents as the Company may reasonably request to evidence such release.
Section 1.3.    Section 9 of the Note Purchase Agreement is hereby amended by inserting the following additional Section 9.9:
“Section 9.9.    Increased Interest Rate. (a) If at any time during the Initial Period the Consolidated Leverage Ratio exceeds 3.75 to 1.00 but is at or below 4.00 to 1.00 (a “Primary Event Leverage Increase”), the per annum interest rate (including any Default Rate, if applicable) otherwise applicable to each series of the Notes as specified in the first paragraph thereof shall be increased by 25 basis points (.25%) (the “Primary Increased Interest Rate”) from the date of such Primary Event Leverage Increase to but not including the date that the Consolidated Leverage Ratio is 3.75 to 1.00 or less. The Company shall promptly, and in any event within 10 Business Days, following a Primary Event Leverage Increase notify the holders of

Stericycle, Inc.        First Amendment

the Notes in writing that a Primary Event Leverage Increase has commenced and the date of such commencement.
(b)    If at any time during the Initial Period the Consolidated Leverage Ratio exceeds 4.00 to 1.00 but is at or below 4.35 to 1.00 (a “Secondary Event Leverage Increase”), the per annum interest rate (including any Default Rate, if applicable) otherwise applicable to each series of the Notes as specified in the first paragraph thereof (and after giving effect to clause (a) above) shall be increased by an additional 25 basis points (.25%) (the “Secondary Increased Interest Rate”) from the date of such Secondary Event Leverage Increase to but not including the date that the Consolidated Leverage Ratio is 4.00 to 1.00 or less. The Company shall promptly, and in any event within 10 Business Days, following a Secondary Event Leverage Increase notify the holders of the Notes in writing that a Secondary Event Leverage Increase has commenced and the date of such commencement.
(c)    If a Primary Event Leverage Increase or Secondary Event Leverage Increase shall have occurred, the Company shall notify the holders of the Notes in writing if on any date thereafter the Consolidated Leverage Ratio has been less than 4.00 to 1.00 or less than 3.75 to 1.00 and such notice shall be accompanied by a certificate of a Senior Financial Officer setting forth the information used in making such determination.”
Section 1.4.    Section 9 of the Note Purchase Agreement is hereby amended by inserting the following additional Section 9.10:
“Section 9.10. Note Rating. The Company will, at any time during which (a) the Company’s rating is A- or better by S&P or the equivalent rating by any other Rating Agency and (b) the Securities Valuation Office of the National Association of Insurance Commissioners does not currently rate the Notes “1”, at the request of the Required Holders, obtain a private letter rating with respect to the Notes from one Rating Agency requested by the Required Holders.”

Stericycle, Inc.        First Amendment

Section 1.5.    Section 10.1(a) of the Note Purchase Agreement shall be and is hereby amended in its entirety to read as follows:
“The Company will not permit the Consolidated Leverage Ratio to exceed (i) at any time from June 30, 2015 until the 2015 Amendment Effective Date, 3.75 to 1.00, (ii) at any time from the 2015 Amendment Effective Date until the earlier to occur of (A) the SIT Acquisition Termination Date and (B) the last day of the first fiscal quarter of the Company ending on or after the first anniversary date of the consummation of the SIT Acquisition (the “Initial Period”), 4.35 to 1.00, and (iii) at any time thereafter, 3.75 to 1.00; provided that upon receipt by the Company during the Initial Period of at least $400,000,000 in net cash proceeds from an Equity Issuance, the maximum permitted Consolidated Leverage Ratio during the Initial Period shall immediately step-down to 4.00 to 1.00.”
Section 1.6.    Definitions. Schedule B to the Note Purchase Agreement is hereby amended to insert the following definitions in alphabetical order:
“2015 Amendment Effective Date” means August 13, 2015.
“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Notes and all other obligations that are accrued and payable under the Note Purchase Agreement and the Notes), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Notes and all other obligations that are accrued and payable under the Note Purchase Agreement and the Notes), in whole or in part, (c) provide

Stericycle, Inc.        First Amendment

for the scheduled payment of dividends in cash (unless any such dividend may be made in Qualified Equity Interests at the election of the Company) or (d) are or become convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the maturity date of the Series B Notes; provided that if such Equity Interests are issued pursuant to a plan for the benefit of the Company or its Subsidiaries or by any such plan to employees of the Company or its Subsidiaries, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“Equity Issuance” means any issuance by the Company after the 2015 Amendment Effective Date of (a) shares of its common Equity Interests or (b) Mandatorily Convertible Shares, in each case, to any Person that is not a Note Party or an Affiliate of a Note Party.
“Excluded Subsidiary” means (a) any Foreign Subsidiary, (b) any domestic Subsidiary substantially all of the assets of which consist of the Equity Interests in one or more Foreign Subsidiaries, (c) any domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary described in clauses (a) or (b), (d) any Subsidiary that is prohibited or restricted by applicable law from providing a Guaranty for so long as such prohibition or restriction exists, or if

Stericycle, Inc.        First Amendment

such Guaranty would require governmental (including regulatory) consent, approval, license or authorization unless such consent, approval, license or authorization has been received, (e) any Subsidiary to the extent and for so long as such Subsidiary providing a Guaranty would result in a material adverse tax consequence to the Company and its Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as reasonably determined by the Company, (f) any other Subsidiary with respect to which, in the reasonable judgment of the Required Holders (confirmed in writing by notice to the Company), the cost or other consequences (including any adverse tax consequences) of providing the Guaranty shall be excessive in view of the benefits to be obtained by the holders of the Notes therefrom, and (g) any Subsidiary that is not a Material Subsidiary.
“Fitch” means Fitch, Inc.
“Increased Interest Rate” means the occurrence of either a Primary Increased Interest Rate or a Secondary Increased Interest Rate.
“Initial Period” is defined in Section 10.1(a).
“Mandatorily Convertible Shares” means any shares of preferred Equity Interests in the Company (other than Disqualified Equity Interests) that are mandatorily convertible into shares of its common Equity Interests.
“Moody’s” means Moody’s Investors Service, Inc.
“Note Party” means collectively, the Company and such Subsidiary Guarantor.
“Primary Event Leverage Increase” is defined in Section 9.9(a).
“Primary Increased Interest Rate” is defined in Section 9.9(a).

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“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
“Rating Agency” means any of S&P, Moody’s or Fitch.
“Secondary Event Leverage Increase” is defined in Section 9.9(b).
“Secondary Increased Interest Rate” is defined in Section 9.9(b).
“SIT Acquisition” means the Acquisition by the Company and certain of its Subsidiaries of the Target Group, as more specifically described in the Company’s Form 8-K filed with the SEC on July 21, 2015.
“SIT Acquisition Agreement” means that certain Securities Purchase Agreement dated as of July 15, 2015 between the Company and the Vendors (as defined therein), including all schedules and exhibits thereto (as amended, supplemented or otherwise modified).
“SIT Acquisition Debt” means all Debt incurred by the Company or any Subsidiary on or before the date the SIT Acquisition is consummated the proceeds of which are contemplated to be used by the Company to consummate the SIT Acquisition (as certified by a Responsible Officer of the Company in a certificate delivered to the holders of the Notes on or prior to the date of incurrence thereof (or such later date as may be permitted by the Required Holders)); provided that the aggregate principal amount of all such Debt shall not exceed an amount equal to [$2,400,000,000] less the amount, if any, of Debt under [the Bank Credit] Agreement the proceeds of which are used to consummate the SIT Acquisition.
“SIT Acquisition Termination Date” means the earlier to occur of (a) the date that the pursuit of the SIT Acquisition is abandoned by the Company and (b) if the SIT Acquisition has not been consummated prior to such time, November 15, 2015 (or such later date to which the outside date of the closing of the SIT Acquisition is extended, but in any event no later than January 15, 2016).

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“S&P” means Standard and Poor’s Rating Services.
“Target Group” means, collectively Shred-it International ULC, an Alberta unlimited liability corporation, Shred-it JV LP, an Ontario limited partnership, Boost GP Corp., an Ontario corporation, and Boost Holdings LP, an Ontario limited partnership, and each of their respective Subsidiaries (if any).
“TCPA Action” means the claims made against the Company and certain of its Subsidiaries in Sawyer v. Stericycle, et al., Case No. 2015 CH 07190 in the Circuit Court of Cook County, Illinois, and any related prior proceedings alleging violations of the Telephone Consumer Protection Act of 1991, as amended by the Junk Fax Prevention Act of 2005, as more specifically described in the Company’s Form 8-K filed with the SEC on May 21, 2015.
Section 1.7.    Additional Definitions. Schedule B is hereby amended by amending certain definitions set forth therein as follows:
The definition of “Consolidated EBITDA” is hereby amended by deleting the word “and” immediately prior to “(v)” and inserting the following clause (vi) immediately after clause (v):
“and (vi) up to $45,000,000 in the aggregate of cash charges associated with the settlement of the TCPA Action”.
The definition of “Consolidated Leverage Ratio” is hereby amended to insert the following at the end thereof:
“provided that to the extent the Company or any of its Subsidiaries incurs any SIT Acquisition Debt on or after the 2015 Amendment Effective Date but on or prior to the consummation of the SIT Acquisition, such SIT Acquisition Debt (so long as such debt is unfunded and undrawn) shall be excluded for purposes of calculating the Consolidated Leverage Ratio at any time prior to the earlier to occur of (x) the consummation of the SIT Acquisition and (y) the SIT Acquisition Termination Date.”
Section 1.8.    Exhibit 1(a) to the Note Purchase Agreement is hereby amended by inserting the following new paragraph immediately after the penultimate paragraph of such Exhibit 1(a)”

Stericycle, Inc.        First Amendment

“This Note is subject to an Increased Interest Rate on the terms set forth in the Note Purchase Agreement.”
Section 1.9.    Exhibit 1(b) to the Note Purchase Agreement is hereby amended by inserting the following new paragraph immediately after the penultimate paragraph of such Exhibit 1(b)”
“This Note is subject to an Increased Interest Rate on the terms set forth in the Note Purchase Agreement.”

SECTION 2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
Section 2.1.    To induce the Noteholders to execute and deliver this Agreement (which representations shall survive the execution and delivery of this Agreement), the Company represents and warrants to the Noteholders that:
(a)    this Agreement has been duly authorized, executed and delivered by the Company and this Agreement constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;
(b)    the Note Purchase Agreement, as amended by this Agreement, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;
(c)    the execution, delivery and performance by the Company of this Agreement (i) has been duly authorized by all requisite corporate, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c);
(d)    as of the date hereof and after giving effect to this Agreement, no Default or Event of Default has occurred which is continuing; and

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(e)    the representations and warranties contained in Section 5 of the Note Purchase Agreement are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.

SECTION 3.	CONDITIONS TO EFFECTIVENESS OF AMENDMENTS AND WAIVERS.
Section 3.1.    The amendments to and waivers of the Note Purchase Agreement set forth herein shall not become effective until, and shall become effective when (the “Effective Date”), each of the following conditions shall have been satisfied:
(a)    executed counterparts of this Agreement, duly executed by the Company and the holders of 51% in principal amount of the outstanding Notes, shall have been delivered to the Noteholders;
(b)    copies of (i) the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Agreement, certified by its Secretary or an Assistant Secretary, and (ii) a favorable written opinion of counsel to the Company addressed to each of the Noteholders as to the matters set forth in Sections 2.1(a) through (c) hereof, in form and substance reasonably satisfactory to the Noteholders, shall have been delivered to the Noteholders;
(c)    the representations and warranties of the Company set forth in Section 2 hereof shall be true and correct on and with respect to the date hereof, and the execution and delivery by the Company of this Agreement shall constitute certification by the Company of the same;
(d)    the Company shall have paid a fee to each holder of Notes equal to 5 basis points (.05%) on the outstanding principal amount of Notes held by each such holder of Notes;
(e)    the Company shall have paid the fees and expenses of Chapman and Cutler LLP, special counsel to the Noteholders, incurred in connection with the negotiation, preparation, approval, execution and delivery of this Agreement; and
(f)    the Company shall have delivered an amendment to the Bank Credit Agreement in form and substance reasonably satisfactory to the holders of the Notes.
Upon receipt and satisfaction of all of the foregoing, such amendments and waivers shall become effective.

Stericycle, Inc.        First Amendment

SECTION 4.	MISCELLANEOUS.
Section 4.1.    This Agreement shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this Agreement, all terms, conditions and covenants contained in the Note Purchase Agreement are hereby ratified and confirmed and shall be and remain in full force and effect.
Section 4.2.    Any and all notices, requests, certificates and other instruments, including the Notes, may refer to the “Note Purchase Agreement” or the “Note Purchase Agreement dated as of October 22, 2012” without making specific reference to this Agreement, but nevertheless all such references shall be deemed to include this Agreement unless the context shall otherwise require.
Section 4.3.    The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
Section 4.4.    This Agreement shall be governed by and construed in accordance with New York law excluding choice‑of‑law principles of the law of New York that would require the application of the laws of jurisdiction other than New York.
Section 4.5.    This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

Stericycle, Inc.        First Amendment

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

STERICYCLE, INC.

By	/s/ Daniel V. Ginnetti
Name: Daniel V. Ginnetti
Title: Chief Financial Officer

Stericycle, Inc.        First Amendment

Accepted and Agreed to:

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By Northwestern Mutual Investment Management Company, LLC, its investment adviser

By /s/ David A. Barras
   Name: David A. Barras
   Title: Managing Director

NORTHWESTERN LONG TERM CARE INSURANCE COMPANY

By /s/ David A. Barras
   Name: David A. Barras
   Title: Its Authorized Representative

Stericycle, Inc.        First Amendment

Accepted and Agreed to:

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney In Fact

By: /S/ Philip Lee
   Name: Philip Lee
   Title: Vice President

Stericycle, Inc.        First Amendment

Accepted and Agreed to:
PENN MUTUAL LIFE INSURANCE COMPANY

By:	Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

By: /s/ Timothy Warrick
Timothy Warrick, Head of Credit Trading

By: /s/ James C. Fifield
James C. Fifield, Assistant General Counsel

PRINCIPAL LIFE INSURANCE COMPANY

By:	Principal Global Investors, LLC a Delaware limited liability company, its authorized signatory

By: /s/ Timothy Warrick
Timothy Warrick, Head of Credit Trading

By: /s/ James C. Fifield
James C. Fifield, Assistant General Counsel

SYMETRA LIFE INSURANCE COMPANY, a Washington corporation

By:	Principal Global Investors, LLC, a Delaware limited liability company its authorized signatory

By: /s/ Timothy Warrick
Timothy Warrick, Head of Credit Trading

By: /s/ James C. Fifield

Stericycle, Inc.        First Amendment

James C. Fifield, Assistant General Counsel

Stericycle, Inc.        First Amendment

Accepted and Agreed to:

JACKSON NATIONAL LIFE INSURANCE COMPANY

By: PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company

By	/s/ Elena Unger
 Name: Elena Unger
 Title: Vice President

REASSURE AMERICA LIFE INSURANCE COMPANY

By: PPM America, Inc., as attorney in fact, on behalf of Reassure America Life Insurance Company

By	/s/ Elena Unger
 Name: Elena Unger
 Title: Vice President

Stericycle, Inc.        First Amendment

Accepted and Agreed to:

ATHENE ANNUITY AND LIFE COMPANY
(f/k/a Aviva Life and Annuity Company)

By:	Athene Asset Management, L.P., its investment adviser

By: AAM GP Ltd., its general partner

By	/s/ Roger D. Fors
Name: Roger D. Fors
Title: Senior Vice President, Fixed Income

ROYAL NEIGHBORS OF AMERICA

By:	Athene Asset Management, L.P., its investment adviser

By: AAM GP Ltd., its general partner

By	/s/ Roger D. Fors
Name: Roger D. Fors
Title: Senior Vice President, Fixed Income

Stericycle, Inc.        First Amendment

Accepted and Agreed to:

THRIVENT FINANCIAL FOR LUTHERANS

By	/s/ Martin Rosacker
 Name: Martin Rosacker
 Title: Managing Director

Stericycle, Inc.        First Amendment

Accepted and Agreed to:

AXA EQUITABLE LIFE INSURANCE COMPANY

By	/s/ Amy Judd
Name: Amy Judd
Title: Investment Officer

Stericycle, Inc.        First Amendment

Accepted and Agreed to:

RIVERSOURCE LIFE INSURANCE COMPANY

By /s/ Thomas W. Murphy
Name: Thomas W. Murphy
Title: Vice President - Investments

RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK

By /s/ Thomas W. Murphy
Name: Thomas W. Murphy
Title: Vice President - Investments

Stericycle, Inc.        First Amendment

Accepted and Agreed to:

WESTERN-SOUTHERN LIFE ASSURANCE COMPANY

By /s/ James J. Vance
Name: James J. Vance
Title: Vice President

By /s/ Jeffrey L. Stainton
Name: Jeffrey L. Stainton
Title: Vice President

COLUMBUS LIFE INSURANCE COMPANY

By /s/ James J. Vance
Name: James J. Vance
Title: Vice President

By /s/ Kevin L. Howard
Name: Kevin L. Howard
Title: Vice President

INTEGRITY LIFE INSURANCE COMPANY

By /s/ James J. Vance
Name: James J. Vance
Title: Vice President

Stericycle, Inc.        First Amendment

By /s/ Kevin L. Howard
Name: Kevin L. Howard
Title: Senior Vice President

Stericycle, Inc.        First Amendment

Accepted and Agreed to:

INTEGRITY LIFE INSURANCE COMPANY SEPARATE ACCOUNT GPO

By /s/ James J. Vance
Name: James J. Vance
Title: Vice President

By /s/ Kevin L. Howard
Name: Kevin L. Howard
Title: Senior Vice President

NATIONAL INTEGRITY LIFE INSURANCE COMPANY SEPARATE ACCOUNT GPO

By /s/ James J. Vance
Name: James J. Vance
Title: Vice President

By /s/ Kevin L. Howard
Name: Kevin L. Howard
Title: Senior Vice President

Stericycle, Inc.        First Amendment

Accepted and Agreed to:

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By	/s/ Tad Anderson
 Name: Tad Anderson
 Title: Assistant Vice President, Investments

By	/s/ Ward Argust
 Name: Ward Argust
 Title: Manager, Investments

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF SOUTH CAROLINA

By	/s/ Tad Anderson
 Name: Tad Anderson
 Title: Assistant Vice President, Investments

By	/s/ Ward Argust
 Name: Ward Argust
 Title: Manager, Investments

Stericycle, Inc.        First Amendment

Accepted and Agreed to:

HARTFORD LIFE INSURANCE COMPANY

By: Hartford Investment Management Company, its Agent and Attorney and Attorney-in-Fact

By	/s/ John Knox
 Name: John Knox
 Title: Senior Vice President

Stericycle, Inc.        First Amendment

Accepted and Agreed to:

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By	/s/ Thomas M. Donohue
 Name: Thomas M. Donohue
 Title: Managing Director

Stericycle, Inc.        First Amendment

Accepted and Agreed to:

MODERN WOODMEN OF AMERICA

By	/s/ Douglas A. Pannier
 Name: Douglas A. Pannier
 Title: Group Head – Private Placements

Stericycle, Inc.        First Amendment

Accepted and Agreed to:

NATIONAL LIFE INSURANCE COMPANY

By	/s/ R. Scott Higgins
 Name: R. Scott Higgins
 Title: Senior Vice President, Sentinel Asset Management

Stericycle, Inc.        First Amendment

Accepted and Agreed to:

TRINITY UNIVERSAL INSURANCE COMPANY
CATHOLIC UNITED FINANCIAL
OCCIDENTAL LIFE INSURANCE COMPANY OF
  NORTH CAROLINA
WESTERN FRATERNAL LIFE ASSOCIATION

By: Advantus Capital Management, Inc.

By: /s/ Theodore R. Hoxmeier
  Name: Theodore R. Hoxmeier
  Title: Vice President

Stericycle, Inc.        First Amendment

Accepted and Agreed to:

SOUTHERN FARM LIFE INSURANCE COMPANY

By	/s/ David Divine
 Name: David Divine
 Title: Senior Portfolio Manager

Stericycle, Inc.        First Amendment

Accepted and Agreed to:

WOODMEN OF THE WORLD LIFE INSURANCE SOCIETY

By	/s/ C. Shawn Bengtson
 Name: C. Shawn Bengtson, Ph.D., CFA
 Title: Vice President Investment Division

By
 Name:
 Title:

Stericycle, Inc.        First Amendment

Accepted and Agreed to:

AMERICAN UNITED LIFE INSURANCE COMPANY

By: /s/ David M. Weisenburger
Name: David M. Weisenburger
Title: VP, Fixed Income Securities

Stericycle, Inc.        First Amendment

Accepted and Agreed to:

AMERITAS LIFE INSURANCE CORP. SUCCESSOR BY MERGER TO ACACIA LIFE INSURANCE COMPANY
AMERITAS LIFE INSURANCE CORP. SUCCESSOR BY MERGER TO THE UNION CENTRAL LIFE INSURANCE COMPANY
AMERITAS LIFE INSURANCE CORP. OF NEW YORK

By:	Ameritas Investment Partners, Inc., as Agent

By	/s/ John B. Weinberg
Name: John B. Weinberg
Title: Managing Director of Commercial Mortgage Loans & Real Estate

Stericycle, Inc.        First Amendment

Accepted and Agreed to:

USAA LIFE INSURANCE COMPANY

By	/s/ James F. Jackson, Jr.
 Name: James F. Jackson, Jr.
 Title: Executive Director

Stericycle, Inc.        First Amendment

Accepted and Agreed to:

COUNTRY LIFE INSURANCE COMPANY

By	/s/ Derek Vogler
 Name: Derek Vogler
 Title: Vice President - Investments

Stericycle, Inc.        First Amendment

Accepted and Agreed to:

PROASSURANCE CASUALTY COMPANY
PROASSURANCE INDEMNITY COMPANY, INC.

By: Prime Advisors, Inc., its Attorney-in-Fact

By: /s/ Naomi Urata Joy
Name: Naomi Urata Joy
Title: Vice President

Stericycle, Inc.        First Amendment

Accepted and Agreed to:

STATE OF WISCONSIN INVESTMENT BOARD

By	/s/ Christopher Prestigiacomo
 Christopher Prestigiacomo
 Portfolio Manager